Exhibit 99.1

Broadwind Energy Advances Business Development, International and Technology Efforts through Management Realignment

Naperville, Ill. — June 23, 2009 — Broadwind Energy, Inc. (Nasdaq: BWEN), a leading provider of components, logistics and services to the wind power and broader energy markets, announced today that it has realigned its management team to advance its business development, international and technology efforts.

“Broadwind Energy’s focus over the past two years has been on building the premier component and service supplier to the North American wind energy industry,” said J. Cameron Drecoll, CEO of Broadwind Energy. “We now look to leverage our success in North America and develop our global footprint. Our new management structure provides the framework for pursuing international business opportunities so that we can better serve our customers, enhance our supply chain and develop additional synergies among our subsidiary companies. In addition, we plan to increase our efforts in developing new technologies that will further enhance the products and services we provide our customers in the wind energy market worldwide.”

Mr. Drecoll announced the following management changes:

Lars Moller was named President, Technology and International, and will focus his efforts on Broadwind Energy’s technology leadership and international expansion, along with managing key customer and other third-party relationships.  Moller was formerly the Company’s Chief Operations Officer and has more than 20 years of experience in the wind energy industry.  Moller currently serves on the board of directors of both the American Wind Energy Association (AWEA) and the Canadian Wind Energy Association (CanWEA).

Jess Collins has been named Group President for three Broadwind subsidiary companies — Tower Tech Systems, RBA and Badger Transport. Collins joined Broadwind in 2008, having previously spent 15 years at Trinity Industries, where he served as President of Trinity Structural Towers, Inc.

Don Naab has been named Group President for Broadwind’s Brad Foote Gear Works and EMS subsidiary companies.  Naab joined Broadwind in 2008 and previously held executive positions with international manufacturing companies serving various industrial markets.

“Jess Collins’ extensive experience in wind tower manufacturing combined with his favorable reputation in the industry will be a strong asset as we continue to expand our market share in the tower business. Don Naab’s proven success in business development and organizational development optimally positions Broadwind to expand our services platform and continue building on the success of our gearing systems platform,” said Lars Moller.  “We look forward to establishing our overseas presence through strengthening Broadwind’s business development efforts and increasing our focus on strategic R&D areas, including materials technology, product design and manufacturing processes, to provide further value to our customers and stakeholders.”

About Broadwind Energy, Inc.

Naperville, Illinois-based Broadwind Energy, Inc. (Nasdaq: BWEN), provides a broad array of integrated supply-chain solutions to the power infrastructure industry, with an emphasis on the wind energy sector. Broadwind’s products and services include wind tower and precision gear manufacturing; heavy steel fabrication; wind facility construction support; wind turbine installation and maintenance; and wind turbine transportation services. Broadwind’s customers include many of the leading wind turbine manufacturers and wind farm owners in North America. Broadwind employs more than 1,000 employees and has over 1 million square feet of production and service center capacity nationwide. For more information, visit www.broadwindenergy.com.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 — that is, statements related to future, not past, events.  Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact.  In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words.  These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements.  For further discussion of risks and uncertainties, individuals should refer to the Company’s SEC filings. The Company undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contact:

Jeff Lambert, Karen Keller

Lambert, Edwards & Associates

616-233-0500 / kkeller@lambert-edwards.com